UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

Finnovate Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41012	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Franklin Street

Suite 1702

Boston, MA 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 424-253-0908

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and three-quarters of one redeemable warrant	FNVTU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	FNVT	The Nasdaq Stock Market LLC

Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	FNVTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure contained in Item 5.07 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2025, the Company held an extraordinary general meeting of shareholders (the “Meeting”). At the Meeting, the following proposals were considered and acted upon by the shareholders of the Company:

(a) a proposal, by way of special resolution, the Company’s amended and restated memorandum and articles of association, as adopted by special resolution, dated November 8, 2021 and supplemented by the subsequent amendments dated May 8, 2023, May 2, 2024 and November 6, 2024, respectively, be deleted in its entirety and in substitution in their place of the Company’s Second Amended and Restated Memorandum and Articles of Association (the “Articles”) which reflects the extension of the period within which the Company must consummate a business combination for six months until November 8, 2025 (i.e. within 48 months from the consummation of the Company’s initial public offering), or such earlier date as determined by the Company’s board of directors (the “Board”), with immediate effect (such proposal, the “Articles Extension Proposal”); and

(b) a proposal to approve the adjournment of the Meeting to a later date or dates, if necessary or desirable, at the determination of the Board (the “Adjournment Proposal”).

The number of votes cast for or against, as well as the number of abstentions as to each proposal, are set forth below.

1. Articles Extension Proposal

For	Against	Abstain
3,571,244	524	0

Accordingly, the Articles Extension Proposal was approved. As there were sufficient votes at the time of the Meeting to approve the Articles Extension Proposal, the Adjournment Proposal, which had been previously voted on by proxy, was not presented to shareholders at the Meeting.

Shareholders holding 742,834 shares of the Company’s Class A ordinary shares exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (the “Trust Account”). As a result, approximately $9.0 million (approximately $12.18 per share) will be removed from the Trust Account to pay such holders.

The Company filed the Articles with the Cayman Islands Registrar of Companies on May 8, 2025. A copy of the Articles is attached hereto as Exhibit 3.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Second Amended and Restated Memorandum and Articles of Association of the Company.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finnovate Acquisition Corp.

Date: May 12, 2025	By:	/s/ Calvin Kung
	Name:	Calvin Kung
	Title:	Chief Executive Officer